Exhibit 99.2

PROMISSORY NOTE

$40,000,000

Englewood, Colorado
September 30, 2003

FOR VALUE RECEIVED, the undersigned, On Command Corporation, a Delaware corporation (“Maker”), promises to pay to the order of Liberty Media Corporation, a Delaware corporation, its successor and assigns (“Payee”), at 12300 Liberty Boulevard, Englewood, Colorado 80112, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of FORTY MILLION DOLLARS (US $40,000,000) plus interest as set forth below from the date of this Note on the unpaid balance.  All principal and interest is to be paid without setoff or counterclaim as set forth below.  Maker further agrees as follows:

Section 1.  Interest Rate.

(a)                                  Except as provided in Section 1(c), this Note will bear interest at a per annum rate of ten percent (10%) compounded quarterly from the date hereof until this Note is paid in full.  Interest shall be payable at maturity and at the time of any payment of principal.

(b)                                 Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

(c)                                  After an Event of Default (as defined below) has occurred or maturity (whether by acceleration or otherwise, and before as well as after judgment), all unpaid principal, accrued interest and any other amounts payable by Maker under this Note shall bear interest until paid at two percent (2%) in excess of the interest rate otherwise applicable to the unpaid balance under this Note.

(d)                                 All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever shall the interest paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced by this Note exceed the maximum rate permissible under applicable law (the “Maximum Rate”).  If under any circumstance Payee should ever receive an amount which would represent interest in excess of the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

Section 2.  Payments.

(a)                                  All outstanding amounts owing under this Note, including unpaid interest and principal, shall be due and payable on the later of (i) December 31, 2008 and (ii) the date that is one year after the “Maturity Date” under and as defined in the Amended and Restated Credit Agreement, dated as of April 17, 2003, by and among Maker, the lenders party thereto, Toronto Dominion (Texas), Inc. and Fleet National Bank, as documentation agents, Bank of America, N.A., as syndication agent, and The Bank of New York, as issuing bank and administrative agent, as amended by Amendment No. 1 dated as of June 27, 2003, as such agreement and such term may be amended, supplemented or otherwise modified from time to time.

(b)                                 All payments received for application to this Note, whether designated as principal or interest, shall be first applied to the payment of accrued interest and the balance applied in reduction of the principal amount hereof.

Section 3.  Default.  It shall be an event of default (“Event of Default”) upon the occurrence of any of the following events:

(i)                                     any failure on the part of Maker to make any payment under this Note when due, whether by acceleration or otherwise;

(ii)                                  any failure on the part of Maker to perform any of the terms or provisions (other than payment) of this Note;

(iii)                               Maker becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, or Maker commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

(iv)                              a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after commencement thereof; or

(v)                                 Maker consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets that is not vacated within thirty (30) days.

Upon the occurrence of and during the continuation of an Event of Default (a) if such event is an Event of Default specified in clause (iii) or (iv) above, the entire unpaid principal of this Note, interest accrued thereon and all other amounts owing by Maker hereunder, shall become immediately due and payable, and (b) if such event is any other Event of Default, Payee may, by notice to Maker, declare the unpaid principal amount of this Note, interest accrued thereon and all other amounts owing by Maker hereunder to be immediately due and payable.

Section 4.  Subordination.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO THE PRIOR INDEFEASIBLE PAYMENT IN FULL OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT, DATED AS OF SEPTEMBER 30, 2003, BY AND BETWEEN ON COMMAND CORPORATION AND SUBORDINATED CREDITOR (AS DEFINED IN SUCH SUBORDINATION AGREEMENT) IN FAVOR OF THE SENIOR CREDITORS (AS DEFINED IN SUCH SUBORDINATION AGREEMENT), THE PROVISIONS OF

WHICH ARE INCORPORATED HEREIN AND BY THIS REFERENCE MADE A PART HEREOF.

Section 5.  Waivers.

(a)                                  Maker waives demand, presentment, protest, notice of protest, notice of dishonor and all other notices or demands of any kind or nature with respect to this Note.

(b)                                 Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

(c)                                  Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

Section 6.  Collection Costs.  Maker will upon demand pay to Payee the amount of any and all reasonable costs and expenses including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the enforcement of this Note.

Section 7.  Assignment of Note.  Maker will not be permitted to assign or transfer this Note or any of its obligations under this Note in any manner whatsoever except with the prior written consent of Payee.

Section 8.  Miscellaneous.

(a)                                  This Note may be modified only by written agreement signed by the party against whom enforcement of any waiver, change or discharge is sought.  This Note may not be modified by an oral agreement, even if supported by new consideration.

(b)                                 This Note shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to such state’s principles of conflict of laws.

(c)                                  Subject to Section 7, the covenants, terms and conditions contained in this Note apply to and bind the successors and assigns of Maker and Payee.

(d)                                 This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings and representations between the parties.  If any provision or any word, term, clause or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

(e)                                  All notices, consents or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

Payee:                                                             Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention: General Counsel

Maker:                                                           On Command Corporation
4610 S. Ulster Street
Tower II, Sixth Floor
Englewood, Colorado 80237
Attention: General Counsel

Such addresses may be changed by notice given as provided in this subsection.  Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

(f)                                    Time is of the essence under this Note.

IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

ON COMMAND CORPORATION

By:	/s/ Bernard G. Dvorak
	Name:	Bernard G. Dvorak
	Its:	Senior Vice President, Chief Financial Officer and Treasurer